Exhibit 4.2

SPDR® GOLD TRUST

PARTICIPANT AGREEMENT

This SPDR® Gold Trust Participant Agreement (the “Agreement”), dated as of _______________, 2024, is entered into by and between ________________________________ (the “Authorized Participant”), BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, not in its individual capacity but solely as trustee (the “Trustee”) of the SPDR® Gold Trust (the “Trust”), and World Gold Trust Services, LLC, as sponsor (the “Sponsor”) of the Trust.

SUMMARY

The Trustee serves as the trustee of the Trust pursuant to the Trust Indenture dated as of November 12, 2004, as amended from time to time, between the Sponsor and the Trustee (the “Trust Indenture”). As provided in the Trust Indenture and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed by the Trustee for an Authorized Participant in aggregations of one hundred thousand (100,000) Shares (each aggregation, a “Basket”). Baskets are offered only pursuant to the most recent registration statement of the Trust on Form S-3, as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter (collectively, the “Registration Statement”) together with the prospectus of the Trust (the “Prospectus”) included therein. Under the Trust Indenture, the Trustee is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, only through the facilities of the Depository Trust Company (“DTC”) or a successor depository, and only in exchange for an amount of Gold that is transferred between the Authorized Participant and the Trust through the Participant Unallocated Account (defined below) and the Trust Unallocated Account. This Agreement sets forth the specific procedures by which the Authorized Participant may create or redeem Baskets (i) with HSBC Bank Plc (“HSBC”), as a Custodian, pursuant to the procedures set forth in Attachment A (“HSBC’s Procedures”) or (ii) with JPMorgan Chase Bank, N.A. (“JPM”), as a Custodian, pursuant to the procedures set forth in Attachment C (“JPM’s Procedures” and, together with HSBC’s Procedures, the “Procedures”). Under the Trust Indenture, when the Trustee issues Baskets in exchange for Gold, the Gold transferred by an Authorized Participant to the Participant Unallocated Account is transferred to the Trust Unallocated Account and then transferred and allocated to the Trust Allocated Account by the Custodian, and when the Trustee redeems Baskets tendered for redemption by an Authorized Participant in exchange for Gold, the Gold held in the Trust Allocated Account is to be deallocated and transferred to the Trust Unallocated Account and then transferred from the Trust Unallocated Account to the Participant Unallocated Account by the Custodian. The foregoing Gold transfers are also governed by the Trust’s Allocated Bullion Account Agreement and Unallocated Bullion Account Agreement with HSBC, as a Custodian, and the Trust’s Allocated Precious Metal Account Agreement and Unallocated Precious Metal Account Agreement with JPM, as a Custodian (collectively, the “Custody Agreements”). This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a ‘‘distribution,’’ as such term is used in the Securities Act of 1933, as amended (“1933 Act”), may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below).

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Indenture. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Indenture, the provisions of the Trust Indenture shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1.     Order Placement. To place orders for the Trustee to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the Procedures, as each may be amended, modified or supplemented from time to time.

Section 2.    Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

(a)         The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Trustee of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b)         Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member), and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c)         If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the FINRA Conduct Rules.

(d)         The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT ACT.

(e)         The Authorized Participant shall establish with any Gold clearing bank of London Precious Metals Clearing Limited (“LPMCL”) (the “Participant’s Custodian”), in London or at such other location as the Sponsor and the Trustee agree, an account in relation to Gold which shall be maintained on an Unallocated Basis (the “Participant Unallocated Account”). The Participant Unallocated Account shall be established and maintained pursuant to such agreement as the Authorized Participant and the Participant’s Custodian shall agree (the “Clearing Bank Unallocated Account Agreement”).

(f)         The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Trustee, the Custodian and the Participant’s Custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Trustee and the Custodian by the end of the Business Day before placing its first order with the Trustee (whether such order is to create or to redeem Baskets). If required by the Custodian with respect to authorized telecommunications by telephonic facsimile, (i) if the Custodian is HSBC, the Authorized Participant shall enter into a separate agreement with the Custodian indemnifying the Custodian with respect to the Authorized Participant’s communications by telephonic facsimile, substantially in the form attached as Attachment B, as the same may be amended from time to time, and (ii) if the Custodian is JPM, the Authorized Participant shall enter into any agreement concerning communications by telephonic facsimile as the Participant’s Custodian may require.

Section 3.    Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Indenture, the Custody Agreements, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Trustee and Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant will comply with such procedures.

(b)         The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a “Purchase Order”) and each order to redeem a Basket (a “Redemption Order”, and each Purchase Order and Redemption Order, an “Order”) may not be revoked by the Authorized Participant upon its delivery to the Trustee. A form of Purchase/Redemption Order is attached hereto as Exhibit B.

(c)         The Trustee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (i) determined by the Trustee not to be in proper form; (ii) that the Sponsor has determined and advised the Trustee would have adverse tax consequences to the Trust or to the Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor acceptable to the Trustee, be unlawful; or (iv) if circumstances outside the control of the Trustee, the Custodian or the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets. Neither the Trustee nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d)         The Trustee shall reject any Redemption Order (i) determined by the Trustee not to be in proper form or (ii) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Trustee shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(e)         The Trustee may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the applicable redemption settlement date, (i) for any period during which the Exchange is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Gold is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the Beneficial Owners. Neither the Sponsor nor the Trustee shall be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f)         Until otherwise notified, all orders to create Baskets shall be placed with JPM and all orders to redeem Baskets shall be placed with HSBC. If there is more than one Custodian with whom Authorized Participants may deposit Gold with in connection with the creation of Baskets or receive Gold from in connection with the redemption of Baskets, the Sponsor shall, from time to time, identify to the Authorized Participants and the Trustee which Custodian or Custodians Authorized Participants may or shall deposit Gold with in connection with the creation of Baskets or receive Gold from in connection with the redemption of Baskets. Such identification may be carried out by the Sponsor instructing the Trustee from time to time to indicate through the Trustee’s electronic ordering system which Custodian or Custodians the Authorized Participant shall deposit Gold with in connection with the creation of Baskets or receive Gold from in connection with the redemption of Baskets.

Section 4.    Gold Transfers. (a) Any Gold to be transferred in connection with any Order shall be transferred between the Participant Unallocated Account and the Trust Unallocated Account and between the Trust Unallocated Account and the Trust Allocated Account in accordance with the Procedures. The Authorized Participant shall be responsible for all costs and expenses relating to or connected with any transfer of Gold between its Participant Unallocated Account and the Trust Unallocated Account.

(b)         Each of the Trust, the Sponsor and the Trustee will have no liability for loss or damages suffered by an Authorized Participant in respect of the Authorized Participant’s Participant Unallocated Account. The liability of the Participant’s Custodian with respect to any such loss or damage will be governed by the terms of the Clearing Bank Unallocated Account Agreement. The Authorized Participant acknowledges that it is an unsecured creditor of the Participant’s Custodian with respect to the Gold held in the Authorized Participant’s Participant Unallocated Account and that such Gold is at risk in the event of the Participant’s Custodian’s insolvency.

Section 5.    Gold Standards. All Gold to be transferred between the Trust and the Authorized Participant in connection with any Order shall meet the applicable standards and specifications for gold bullion set forth in the good delivery rules (the “Good Delivery Rules”) promulgated by the London Bullion Market Association (the “LBMA”) from time to time, which include standards for fineness. As provided in the Clearing Bank Unallocated Account Agreement and the Trust’s Unallocated Precious Metal Account Agreement with HSBC or JPM, as applicable, amounts of Gold standing to the credit of an Authorized Participant’s Participant Unallocated Account or the Trust Unallocated Account, as the case may be, are held on an Unallocated Basis, which, as provided by those agreements, means only that each of the Authorized Participant or the Trust, as the case may be, is entitled to call on the Participant’s Custodian or the Custodian, as the case may be, to deliver in accordance with the Good Delivery Rules an amount of Gold equal to the amount of Gold standing to the credit of the Authorized Participant’s or the Trust’s relevant unallocated bullion account, as the case may be, but neither the Authorized Participant nor the Trust has any ownership interest in any Gold that the Participant’s Custodian or the Custodian, as the case may be, owns or holds. The Sponsor and the Trustee may, from time to time, pursuant to the Trust Indenture and as disclosed in the Prospectus, specify other gold bullion to be held by the Trust and which therefore may be transferred between the Trust and an Authorized Participant in connection with any Order, provided that such other gold bullion meets the standard of fineness specified under the Good Delivery Rules. A copy of the Good Delivery Rules may be obtained from the LBMA.

Section 6.     Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Trustee shall charge, and the Authorized Participant shall pay to the Trustee, the Transaction Fee prescribed in the Trust Indenture applicable to such creation or redemption. The initial Transaction Fee shall be two thousand dollars ($2,000). The Transaction Fee may be adjusted from time to time as set forth in the Prospectus. As described in the Procedures, in the case of a Redemption Order that is held open until the second Business Day following the Redemption Order Date, for each day (whether or not a Business Day) the Redemption Order is held open, the Authorized Participant will be charged by the Trustee the greater of (i) $300 and (ii) $30 times the number of Baskets covered by the Redemption Order.

Section 7.     Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Trustee notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Trustee may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Trustee receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Trustee and such notice shall be effective upon receipt by the Trustee. The Trustee shall issue to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Trustee.

Section 8.     Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the Trustee for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Trustee the Business Day following the Redemption Order Date.

Section 9.     Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Indenture, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Sponsor, the Trustee, the Custodian, or the Participant’s Custodian in any matter or in any respect.

(b)         The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Trustee, the Custodian, the Participant’s Custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c)         With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Indenture.

(d)         The Authorized Participant will maintain records of all sales of Shares made by or through it and will furnish copies of such records to the Sponsor upon the reasonable request of the Sponsor.

Section 10.    Indemnification.

(a)          The Authorized Participant hereby indemnifies and holds harmless the Trustee, the Custodian, the Participant’s Custodian, the Trust, the Sponsor, their respective direct or indirect affiliates (as defined below) and their respective directors, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including attorney’s fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 14(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

(b)          The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Sponsor Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including attorneys’ fees and the reasonable cost of investigation) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of this Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus.

(c)          This Section 10 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be. The term “affiliate” in this Section 10 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d)          If the indemnification provided for in this Section 10 is unavailable to an indemnified party under Sections 10(a) or 10(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and the Trust, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sponsor and the Trust, on the one hand, and the Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of gold transferred to the Trust under this Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Sponsor on the one hand and of the Authorized Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Sponsor or by the Authorized Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 10(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a “Proceeding”) related to such losses, liabilities, damages, costs and expenses.

(e)          The Sponsor and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d) above. The Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares created by the Authorized Participant and distributed to the public exceeds the amount of any damage which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)          The indemnity and contribution agreements contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Sponsor, its partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

(g)          Pursuant to the Trust Indenture, the Trustee, solely from and to the extent of the assets of the Trust, hereby agrees to reimburse any Sponsor Indemnified Party to the extent the Sponsor does not pay such amounts when due under this Section 10 (including any amount in contribution thereof that may be owed to such Sponsor Indemnified Party pursuant to Section 10 hereof), and to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Sponsor Indemnified Party in enforcing its rights under this Section 10(g). In connection with enforcing its rights, each Sponsor Indemnified Party shall use the same legal counsel which shall be selected by the Authorized Participant and be reasonably acceptable to the Sponsor.

Section 11.    (a) Limitation of Liability. None of the Sponsor, the Trustee, the Authorized Participant, the Participant’s Custodian and the Custodian shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b)         Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trustee, the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 12.    Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Indenture and (ii) the current Prospectus of the Trust and represents that it has reviewed and understands such documents.

Section 13.    Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Trustee in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 20(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

Section 14.    Certain Covenants of the Sponsor. The Sponsor, on its own behalf and as sponsor of the Trust, covenants and agrees:

(a)          to advise the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(b)          to furnish to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, an opinion of Carter Ledyard & Milburn LLP, counsel for the Sponsor, addressed to the Authorized Participant and dated such dates in form and substance satisfactory to the Authorized Participant, stating that:

1.

the Trust is validly existing as an investment trust under the laws of the State of New York, as described in the Registration Statement and the Prospectus, and has all power and authority to issue and deliver the Shares as contemplated therein and to execute and deliver this Agreement;

2.

the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

3.	the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

4.	this Agreement has been duly authorized, executed and delivered by the Sponsor;

5.

the Shares issuable by the Trust as described in the Registration Statement, when issued in accordance with the terms of the Trust Indenture as described in the Registration Statement, will have been duly authorized and validly issued and fully paid and non-assessable;

6.	the Shares conform to the description thereof contained in the Registration Statement and the Prospectus;

7.

the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act;

8.

the Registration Statement has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act has been made in the manner and within the time period required by such Rule 424;

9.

no approval, authorization, consent or order of or filing with any federal, or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Sponsor of the transactions contemplated in the Prospectus other than registration of the Shares under the 1933 Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

10.

the execution, delivery and performance of this Agreement by the Sponsor, the issuance and delivery of the Shares by the Trust and the consummation by the Sponsor and the Trustee on behalf of the Trust of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the amended and restated limited liability company agreement of the Sponsor or the Trust Indenture, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel after reasonable investigation (based on a certificate of an officer of the Sponsor) to which the Sponsor or the Trustee is a party or by which either of them or any of their respective properties may be bound or affected, or any federal, or New York State law, regulation or rule or any decree, judgment or order applicable to the Sponsor or the Trust and known to such counsel;

11.

to such counsel’s knowledge, neither the Sponsor nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) their respective constitutive documents, or any federal or New York State law, regulation or rule applicable to the Sponsor or the Trust;

12.

to such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

13.

to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, or threatened to which the Sponsor or the Trustee is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

14.

the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

15.

the information in the Registration Statement and the Prospectus under the headings “Risk Factors—Competing claims over ownership of intellectual property rights related to the Trust could adversely affect the Trust and an investment in the Shares,” “Business of the Trust—License Agreement,” “Description of the Shares,” “United States Federal Tax Consequences,” “Description of the Trust Indenture,” “Description of the Custody Agreements” and “Legal Proceedings” insofar as such statements constitute a summary of documents or matters of law are accurate in all material respects and present fairly the information required to be shown.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Sponsor, representatives of the independent public accountants of the Trust and representatives of the Authorized Participant at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (6) and (15) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase of the Shares by the Authorized Participant hereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial information included in the Registration Statement or the Prospectus);

(c)  to cause KPMG LLP to deliver, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Authorized Participant, containing statements and information of the type ordinarily included in accountants' letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

(d)          to deliver to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, a certification by a duly authorized officer of the Sponsor in the form attached hereto as Exhibit C.

In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Participant;

(e)          to furnish to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such documents and certificates in the form as reasonably requested by the Marketing Agent pursuant to Section 4.1(q) of the Marketing Agent Agreement; and

(f)         to cause the Trust to file a post-effective amendment to the Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust’s reports filed pursuant to Section 13 or 15(d) of the 1934 Act are incorporated by reference in the Registration Statement.

Section 15.     Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a)         The Authorized Participant represents, warrants and covenants that (i), without the written consent of the Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus of the Trust, (B) in printed information approved by the Sponsor as information supplemental to such Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust that are not consistent with the Trust’s then current Prospectus. Copies of the then current Prospectus of the Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b)         Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Sponsor prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature compare the relative merits and benefits of Shares with other products; and (ii) for internal use by the Authorized Participant. The Authorized Participant will file all such research reports, marketing material and sales literature related to the Shares with FINRA to the extent required by the FINRA Conduct Rules.

(c)         The Authorized Participant and its affiliates may prepare and circulate in the regular course of their businesses, without having to refer to the Shares or the Trust’s then-current Prospectus, data and information relating to the price of gold.

(d)         The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will when requested by the Authorized Participant make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(e)          For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Trust (i) in the section of the Prospectus included within the Registration Statement entitled “Creation and Redemption of Shares” and in any other section as may be required by the SEC and (ii) on the Trust’s website. Upon the termination of this Agreement, (i) during the period prior to when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Sponsor will promptly update the Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

Section 16.    Title To Gold. The Authorized Participant represents and warrants on behalf of itself and any party for which it acts that upon delivery of a Creation Basket Deposit to the Trustee in accordance with the terms of the Trust Indenture and this Agreement, the Trust will acquire good and unencumbered title to the Gold which is the subject of such Creation Basket Deposit, free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of such Gold which is imposed by any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order.

Section 17.    Third Party Beneficiaries. Each AP Indemnified Party and each Sponsor Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against any indemnifying party (including by bringing proceedings against such indemnifying party in its own name) to enforce any obligation of such indemnifying party under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

Section 18.    Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 19.    Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Trustee will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Trustee, as the case may be, not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time (as described in the Procedures). If the Trustee is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Trustee will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Trustee not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

Section 20.    Miscellaneous.

(a)         Amendment and Modification. This Agreement, the Procedures and the Exhibits hereto may be amended, modified or supplemented by the Trustee and the Sponsor, without consent of any Beneficial Owner or Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Trustee will mail or email a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, (i) mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system and (ii) if the email is sent during normal business hours on a Business Day, the email will be deemed received on such Business Day and, if the email is not sent during business hours on a Business Day or not on a Business Day, the email will be deemed received on the next Business Day. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any SPDR® Gold Trust Participant Agreement (other than this Agreement), the Trustee will promptly mail or email a copy of such amendment, modification or supplement to the Authorized Participant.

Notwithstanding the foregoing, any amendment, modification or supplement to any creation or redemption procedural item (i) in HSBC’s Procedures which is also set forth in either of the Custody Agreements with HSBC shall be made in accordance with the terms of such agreements and (ii) in JPM’s Procedures which is also set forth in either of the Custody Agreements with JPM shall be made in accordance with the terms of such agreements. After the amendment, modification or supplement has been agreed to, the Trustee will mail a copy of the amendment, modification or supplement to the Authorized Participant.

The form of agreement of the Custodian concerning its respective indemnification by the Authorized Participant for communications by telephone facsimile attached as Attachment B may be amended from time to time by the Custodian.

(b)         Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c)         Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by electronic mail or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Trustee. All notices shall be directed to the address, electronic mail address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

(d)         Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e)         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Trustee or Sponsor at such time such successor qualifies as a successor Trustee or Sponsor under the terms of the Trust Indenture.

(f)         Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

(g)         Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h)         Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i)         Entire Agreement. This Agreement and the Trust Indenture, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Indenture, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Indenture.

(j)         Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Sponsor determines in its discretion, after consulting with the Trustee, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Sponsor’s notification of the Trustee of such a determination, this Agreement shall immediately terminate and the Trustee will so notify the Authorized Participant immediately.

(k)         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l)         Survival. Sections 10 (Indemnification) and 17 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

(m)         Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant, the Sponsor and the Trustee, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, not in its individual capacity, but solely as Trustee of the SPDR® Gold Trust		Authorized Participant

By:	________________________	By:	________________________
Name:	________________________	Name:	________________________
Title:	________________________	Title:	________________________
Address:	240 Greenwich Street 8th Floor New York, NY 10286 Attention: ETF Services 212-815-2698 732-667-9478 or 9549	By: Name:	(if two signatures are required, please also sign below) ________________________ ________________________
Telephone:	etfcsm@bnymellon.com	Title:	________________________
Facsimile:

Email:		Address:	________________________ ________________________ ________________________
		Telephone:	________________________
		Facsimile:	________________________
Email:

Name of Authorized Participant’s Participant Unallocated Bullion Account:

World Gold Trust Services, LLC
Sponsor of the SPDR® Gold Trust

By:	________________________
Name:	________________________
Title:	________________________
Address:	685 Third Avenue, 27th Floor New York, New York 10017
Telephone:	(212) 317-3800
Facsimile:	(212) 688-0410
Email:	legalnotices@gold.org

EXHIBIT A

SPDR® GOLD TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the SPDR® Gold Trust Participant Agreement.

Authorized Participant:

Name: Title: Signature:	Name: Title: Signature:
Name: Title: Signature:	Name: Title: Signature:

The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the SPDR® Gold Trust Participant Agreement by and between [Authorized Participant] and the Trustee and the Sponsor of the SPDR® Gold Trust, dated [date], and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me	By: _____________________________
this ___ day of ____________, 20__	Name:
Title:

Date: _________________

Notary Public

A-1

EXHIBIT B

THE BANK OF NEW YORK MELLON, TRUSTEE

CREATION/REDEMPTION ORDER FORM

SPDR GOLD TRUST ETF

CONTACT INFORMATION FOR ORDER EXECUTION:

BNY Mellon ETF Order Desk

Telephone Order Number:         (844) 545-1258

Fax Order Number:                    (732) 667-9478 or 9549

Email Order Address:  BNYMETFOrderDesk@bnymellon.com

Custodian Instructions

Authorized Participant must complete all items in Part 1. The Trustee, in its discretion, may reject any order not submitted in complete form.

I.         TO BE COMPLETED BY AUTHORIZED PARTICIPANT:

Date:_______________________________	Time:______________________
Broker Name: ________________________	AP Firm Name:___________________
AP Unallocated Account Name:__________________	DTC Participant Number:______________
Telephone Number:____________________	Fax Number:__________________

Type of order (Check Creation or Redemption please)	(One CU = 100,000 GLD)

Creation of GLD’s ____	Redemption of GLD’s ___

# Of Creation Units (CU) Transacted:	Number:______________

Order # __________________	Number written out: ______________

Please indicate gold clearing agent:

HSBC ___                                        Other (please specify clearing agent): ____________________________

Account Number for gold delivery: ______________________________

This Order is subject to the terms and conditions of the Trust Indenture of the SPDR Gold Trust as currently in effect and the Participant Agreement between the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in such Trust Indenture and Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Participant Agreement and that he/she is authorized to deliver this Order to the Trustee on behalf of the Authorized Participant. The Authorized Participant enters into this agreement based on an estimated Basket disseminated the previous business day and recognizes the final Basket ounces of Gold represented will be decreased based on the Trust’s daily accrual. When a final NAV is calculated it will be disseminated to all Authorized Participants, and the Basket and or cash required for the Order entered into on this day will be finalized and this Order Form will serve as a legally binding contract for settlement in one business day.

___ ______________________________	______________________________
Date	Authorized Person’s Signature

II.         TO BE COMPLETED BY TRUSTEE:

This certifies that the above order has been:

___________Accepted by the Trustee

___________Declined-Reason: ___________________________________

Final # of Ounces ______________         Final # of GLD Shares ____________

Final Cash Due to BNY_2,000.00____    Final Cash Due to AP ____________

___________                  ________         ____________________________

Date                                 Time                  Authorized Signature of Trustee

B-1

EXHIBIT C

SPDR® GOLD TRUST

WORLD GOLD TRUST SERVICES, LLC

OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of World Gold Trust Services, LLC, a Delaware limited liability company (the “Sponsor”), and pursuant to Section 15(d) of the SPDR® Gold Trust Participant Agreement (the “Agreement”), dated as of __________, by and between the Sponsor, BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, not in its individual capacity but solely as Trustee (the "Trustee") of the SPDR® Gold Trust (the "Trust"), and __________ (the “Authorized Participant”), hereby certifies that:

1.

For purposes hereof, the term “Registration Statement” shall mean the automatic shelf Registration Statement on Form S-3 (Registration No. 333-_______) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”) on [______], 20__ . The Registration Statement relates to the registration under the 1933 Act of shares of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”). The term “Prospectus” shall mean the Prospectus filed on [______], 20__.

2.	Each of the following representations and warranties of the Sponsor is true and correct in all material respects as of the date hereof:

(a)

the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement or such Prospectus; and neither the Sponsor nor any person known to the Sponsor acting on behalf of the Trust has distributed nor will distribute any offering material other than the Preliminary Prospectus, the Registration Statement or the Prospectus;

(b)

the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of New York, as described in the Registration Statement and the Prospectus, and the Trust Indenture authorizes the Trustee to issue and deliver the Shares to the Authorized Participant hereunder as contemplated in the Registration Statement and the Prospectus;

(c)

the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(d)

the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

(e)	complete and correct copies of the Trust Indenture, and any and all amendments thereto, have been delivered to the Authorized Participant, and no changes thereto have been made;

(f)	the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(g)

the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h)

this Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes the valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms;

(i)

neither the Sponsor nor the Trustee on behalf of the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trustee on behalf of the Trust is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Shares to the Authorized Participant hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor or the Trust Indenture, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trustee on behalf of the Trust is a party or by which, respectively, the Sponsor or any of its properties or the Trustee or the property of the Trust may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor, the Trust or the Trustee;

(j)

no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized Participant hereunder or the consummation by the Sponsor, the Trust and the Trustee on behalf of the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”);

(k)

except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Sponsor on behalf of the Trust or the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l)

each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Sponsor nor the Trustee on behalf of the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor or the Trustee on behalf of the Trust;

(m)

all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(n)

except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Sponsor, the Trust or the Trustee on behalf of the Trust, or any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(o)

KPMG LLP, whose report on the audited financial statements of the Trust is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(p)

the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(q)

subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Sponsor or the Trust, (ii) any transaction which is material to the Sponsor or the Trust taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor, the Trust or the Trustee on behalf of the Trust, which is material to the Trust, (iv) any change in the Shares purchased by the Authorized Participant or outstanding indebtedness of the Sponsor or the Trust or (v) any dividend or distribution of any kind declared, paid or made on such Shares;

(r)

the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(s)

except as set forth or incorporated by reference in the Registration Statement and the Prospectus, the Sponsor and the Trust own, or have obtained, valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, “Intellectual Property”); (i) to the knowledge of the Sponsor or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or the Trust; (ii) to the knowledge of the Sponsor or the Trust, there is no infringement by third parties of any Intellectual Property other than third parties infringing the Sponsor’s trademark for “GLD” by incorporating “GLD” in other trading symbols; (iii) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others challenging the Sponsor’s or the Trust’s rights in or to any Intellectual Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, other than the patents and patent applications licensed to the Sponsor by the Bank of New York, as to which the Sponsor and the Trust have no knowledge of any such pending or threatened claims, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Sponsor or the Trust, threatened action, suit, proceeding or claim by others that the Sponsor or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (vi) to the knowledge of the Sponsor or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the knowledge of the Sponsor or the Trust, there is no prior art that may render any patent application licensed to the Sponsor by The Bank of New York unpatentable;

(t)

all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Agreement;

(u)

neither the Sponsor nor the Trustee on behalf of the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor, the Trustee on behalf of the Trust or any other party to any such contract or agreement;

(v)

with respect to its activities on behalf of the Trust, as provided for in the Trust Indenture, the Trustee maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Indenture and the Trustee’s duties thereunder; (ii) transactions with respect to the Trust are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for the Trust by the Custodian in accordance with the Trust Indenture;

(w)

on behalf of the Trust, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Sponsor has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s internal controls; any material weaknesses in internal controls have been identified for the Trust’s auditors;

(x)

any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and

(y)

neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling persons (but excluding the members of the World Gold Council and their controlling persons) nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares; and there are no affiliations or associations between any member of FINRA and any of the Sponsor’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

2.

Each of the obligations of the Sponsor to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Sponsor on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, I have hereunto, on behalf of the Sponsor, subscribed my name as of the date first set forth above.

By: ________________________

Name:

Title:

I, _______________, in my capacity as [Secretary], hereby certify that _______________ is the duly elected [Principal Executive Officer] of the Sponsor, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By: ________________________

Name:

Title:

SPDR® GOLD TRUST

PARTICIPANT AGREEMENT

ATTACHMENT A

SPDR® GOLD TRUST PROCEDURES FOR HSBC BANK PLC

CREATION AND REDEMPTION OF SPDR® GOLD SHARES AND RELATED GOLD TRANSACTIONS

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Baskets of SPDR® Gold Trust shares (the “Shares”) issuable by BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, as trustee (the “Trustee”) of the SPDR® Gold Trust (the “Trust”), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a “Basket”). Because the issuance and redemption of Baskets also involve the transfer of Gold between the Participant and the Trust, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Baskets may be issued only with respect to Gold transferred to and held in the Trust’s allocated Gold accounts maintained in London, England by HSBC Bank plc, as custodian (the “Custodian”). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Trust Indenture (the “Indenture”), dated as of November 12, 2004, as amended November 26, 2007, May 20, 2008, June 1, 2011, June 18, 2014, March 20, 2015, April 14, 2015, September 5, 2017, February 6, 2020, November 30, 2022 and May 28, 2024 and as may be further amended from time to time, between the Trustee and World Gold Trust Services, LLC (the “Sponsor”) or the Participant Agreement entered into by each Participant with the Sponsor and the Trustee.

For purposes of these Procedures, a “Business Day” is defined as any day other than (i) a day on which the Exchange is closed for regular trading or (ii), if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Indenture and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Trustee in exchange for Gold, which the Trustee receives from Participants or transfers to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the Trustee (the “Transaction Fee”).

Participants and the Trust transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of Gold to and from the Trust are effected pursuant to (i) the SPDR® Gold Trust Allocated Bullion Account Agreement (the “Trust Allocated Agreement”) between the Trustee and the Custodian establishing the Trust’s allocated account (the “Trust Allocated Account”) and the SPDR® Gold Trust Unallocated Bullion Account Agreement (the “Trust Unallocated Agreement”) between the Trustee and the Custodian establishing the Trust’s unallocated account (the “Trust Unallocated Account”; the Trust Allocated Agreement and the Trust Unallocated Agreement are collectively referred to as the “Trust Custody Agreements”) and (ii) a Participant Unallocated Bullion Account Agreement (the “Participant Unallocated Agreement”) between the Participant and HSBC Bank plc or another Gold clearing bank of London Precious Metals Clearing Limited (“LPMCL”), establishing the Participant’s unallocated account (the “Participant Unallocated Account”).

Gold is transferred between the Trust and Participants through the Trust Unallocated Account. When Gold is to be transferred to the Trust from a Participant (in exchange for the issuance of Baskets), the Gold is transferred from the Participant Unallocated Account to the Trust Unallocated Account and then transferred from there to the Trust Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Baskets), the Gold is transferred from the Trust Allocated Account to the Trust Unallocated Account and is transferred from there to the Participant Unallocated Account.

Each Participant is responsible for ensuring that the Gold it intends to transfer to the Trust in exchange for Baskets is available for transfer to the Trust in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including the borrowing of Gold, to ensure that the relevant amount(s) of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Trustee, the Trustee will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Baskets.

Important Notes:

●	Any Order is subject to rejection by the Trustee for the reasons set forth in the Indenture or the Participant Agreement.

●	All Orders are subject to the provisions of the Indenture, the Trust Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

CREATION PROCESS

An order to purchase one or more Baskets placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, “CREATION T”) results in the following taking place, in most instances, by 11:00 a.m. N.Y. time (usually 4:00 p.m. London time) on CREATION T+1:

●	Transfer to the Trust Allocated Account of Gold satisfying the LBMA Good Delivery Rules in the amount corresponding to the Baskets to be issued; and

●	Transfer to the Participant’s account at The Depository Trust Company (“DTC”) of the number of Baskets corresponding to the Gold the Participant has transferred to the Trust.

CREATION PROCEDURES

PLACEMENT OF CREATION ORDER T

1.

Participants shall place a Purchase Order with the Trustee no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Purchase Orders received by the Trustee on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Purchase Order shall be deemed “received” by the Trustee only when either of the following has occurred no later than the Order Cutoff Time:

a.

Telephone/fax Order — An Authorized Person of the Participant calls the Trustee at (844) 545-1258 to notify the Trustee that the Participant wishes to place a Purchase Order with the Trustee to create an identified number of Baskets and to request that the Trustee provide an order number (an “Order Number”). The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an Order Number for the Participant’s Purchase Order Form. The Participant then completes and sends by fax or email to the Trustee the Purchase Order Form included as Exhibit B to the Participant Agreement. The Purchase Order Form must include the Authorized Person’s signature, the number of Baskets being purchased, and the Order Number previously provided by the Trustee, or

b.

Web-based Order — An Authorized Person of the Participant shall have accessed the Trustee’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

3.

If the Trustee has not received the Purchase Order Form from the Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in item (2)(a) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not send by fax or email the Purchase Order Form to the Trustee within 15 minutes after the Trustee’s phone call, the Participant’s Order is cancelled. The Trustee will then notify the Participant that the Order has been cancelled by telephone call.

4.

If the Trustee has received the Participant’s Purchase Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. N.Y. time the Trustee returns to the Participant a copy of the Purchase Order Form submitted, marking it “Affirmed.” The Trustee also indicates on the Purchase Order Form the amount of Gold and cash, if any, necessary for the Creation Deposit, and provides details of the method of payment required for the Transaction Fee and the cash portion, if any, of the Creation Deposit.

5.

Based on the Purchase Orders placed with it on CREATION T, the Trustee sends an authenticated electronic message (Swift MT699) to the Custodian indicating the total ounces of Gold for which the Trustee will require an allocation into the Trust Allocated Account on CREATION T+1. In addition, the authenticated electronic message (Swift MT699) will separately identify all expected unallocated Gold receipts from each Participant. If the Trustee rejects a Purchase Order pursuant to the Indenture or the Participant Agreement after the foregoing messages are given to the Custodian, the Trustee will notify the Custodian of such rejection, identifying the Participant whose Purchase Order was rejected and the number of ounces of Gold contained in the rejected Purchase Order.

6.          By the close of business (usually 5:00 p.m. N.Y. time), each Participant acquiring Baskets on CREATION T+1 sends an authenticated electronic message (Swift MT604) to its LPMCL Gold clearing bank, with a copy to the Trustee, to transfer on CREATION T+1 from the Participant’s Participant Unallocated Account Gold in the relevant amount(s) to the Trust Unallocated Account, with such transfer to be completed no later than 10:00 a.m. London time on CREATION T+1. If the Participant’s instruction does not conform to the Trustee’s instruction specified in the preceding item 4, the Trustee will either (i) send a correcting authenticated electronic message (Swift MT699) to the Custodian which specifies the delivery of an amount of Gold which conforms to the Participant’s Purchase Order and the Participant’s instruction or (ii) send the Participant an email message notifying the Participant of the discrepancy.

CREATION T+1

1.	By 10:00 a.m. London time, the Participant’s LPMCL Gold clearing bank transfers the relevant amount(s) of Gold from the Participant’s Participant Unallocated Account to the Trust Unallocated Account.

2.

As of 2:00 p.m. London time (usually 9:00 a.m. N.Y. time), the Custodian will notify the Trustee by email of the status of the allocation process, including (i) the amount of Gold transferred to the Trust Unallocated Account from each Participant’s Participant Unallocated Account, separately stated; (ii) the amount of Gold that has been transferred into the Trust Allocated Account from the Trust Unallocated Account, and (iii) the amount of Gold, if any, remaining in the Trust Unallocated Account. In the event there is any need for clarification of the status of the allocation process, the Trustee will telephone the Custodian to obtain such clarification. This notice does not reflect the official transfer record of the Custodian, which is completed as of the conclusion of the Custodian’s Business Day.

3.

At 11:00 a.m. N.Y. time (usually 4:00 p.m. London time), following receipt of the notice from the Custodian of the status of the allocation process described in item (2) above, the Trustee authorizes the creation and issuance of the Baskets ordered by each Participant on CREATION T for which the Trustee has received confirmation from the Custodian that the relevant amount(s) of Gold have been transferred from the Trust Unallocated Account to the Trust Allocated Account. If the Custodian is unable to complete the allocation of Gold from the Trust Unallocated Account to the Trust Allocated Account by such time, the Trustee will issue Baskets as soon as practical after the Custodian has notified the Trustee by email and fax that it has completed the allocation of Gold to the Trust Allocated Account in the relevant amount(s). The creation and issuance of Baskets will occur through the DTC system known as “Deposit and Withdrawal at Custodian” or “DWAC.”

[Redemption Process Follows on Next Page]

REDEMPTION PROCESS

An order to redeem one or more Baskets placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, “REDEMPTION T”) results in the following taking place by 11:00 a.m. N.Y. time (usually 4:00 p.m. London time) on REDEMPTION T+1:

●	Transfer to the Trustee’s account at DTC and the subsequent cancellation of the relevant number of the Participant’s Baskets; and

●

Transfer to the Participant by credit to the Participant’s Participant Unallocated Account of Gold and cash, if any, in the relevant amount(s) corresponding to the Baskets delivered for redemption (the “Redemption Distribution”).

REDEMPTION PROCEDURES

PLACEMENT OF REDEMPTION ORDER T

1.

Participants shall place a Redemption Order with the Trustee no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Redemption Orders received by the Trustee on or after the Order Cutoff Time on a Business Day will not be accepted.

2.	For purposes of Paragraph 1 above, a Redemption Order shall be deemed “received” by the Trustee only when either of the following has occurred no later than the Order Cutoff Time:

a.

Telephone/fax Order — An Authorized Person of the Participant calls the Trustee at (718) 315-7500 to notify the Trustee that the Participant wishes to place a Redemption Order with the Trustee to redeem an identified number of Baskets and to request that the Trustee provide an Order Number. The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an Order Number for the Participant’s Redemption Order Form. The Participant then completes and sends by fax or email to the Trustee the Redemption Order Form included as Exhibit B to the Participant Agreement. The Redemption Order Form must include the Authorized Person’s signature, the number of Baskets being redeemed, and the Order Number previously provided by the Trustee., or

b.

Web-based Order — An Authorized Person of the Participant shall have accessed the Trustee’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

3.

If the Trustee has not received the Redemption Order Form from the Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in item (2)(a) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not send by fax or email to the Trustee the Redemption Order Form within 15 minutes after the Trustee’s phone call, the Participant’s Order is cancelled. The Trustee will then notify the Participant that the Order has been cancelled by telephone call.

4.

If the Trustee has received the Participant’s Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. N.Y. time the Trustee returns to the Participant a copy of the Redemption Order Form submitted, marking it “Affirmed.” The Trustee also indicates on the Redemption Order Form the amount of Gold and cash, if any, to be delivered in the Redemption Distribution, and provides details of the method of payment to be used for the Transaction Fee and the method of delivery of the cash portion, if any, of the Redemption Distribution.

5.

By the close of business (usually 5:00 p.m. N.Y. time), each Participant redeeming Baskets on REDEMPTION T+1 sends an authenticated electronic message (Swift MT605) to its LPMCL Gold clearing bank, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+1.

6.

By the close of business (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (SWIFT MT699) containing instructions to the Custodian to transfer on REDEMPTION T+1 from the Trust Allocated Account to the Trust Unallocated Account (“deallocate”) the total amount of Gold required to settle the Redemption Orders received by the Trustee on REDEMPTION T. If the Trustee rejects a Redemption Order pursuant to the Indenture or the Participant Agreement after the foregoing message is sent, the Trustee will notify the Custodian of such rejection, identifying the Participant whose Redemption Order was rejected and the number of ounces of Gold contained in the rejected Redemption Order.

REDEMPTION T+1

1.	Between 9:00 a.m. London time and 2:00 p.m. London time, the Custodian deallocates Gold in the amount(s) specified in the Trustee’s instructions sent on REDEMPTION T.

2.	By 9:00 a.m. N.Y. time, the Participant delivers free to the Trustee’s Participant account at DTC (#2209) the Baskets to be redeemed.

3.

If the Trustee does not receive from a redeeming Participant all Shares comprising the Baskets being redeemed by 9:00 a.m. N.Y. time, the Trustee will (i) settle the Redemption Order to the extent of whole Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until 9:00 a.m. N.Y. time on the following Business Day (REDEMPTION T+2) as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). For each day (whether or not a Business Day) the Redemption Order is held open, the Participant will be charged by the Trustee the greater of $300 or $30 times the number of Baskets included in the Suspended Redemption Order.

4.

By 10:00 a.m. New York time (usually 3:00 p.m. London time), the Trustee sends an authenticated electronic message (Swift MT699) to the Custodian directing the Custodian to transfer Gold in the relevant amount from the Trust Unallocated Account to the Participant Unallocated Account. When London is, and New York is not, on daylight savings time, such message must be received by the Custodian no later than 3:30 p.m. London time. The Custodian will make reasonable commercial efforts to allocate Gold remaining in the Trust Unallocated Account after this transfer to the Trust Allocated Account by the close of business in London, in accordance with the standing instruction in the Trust Custody Agreements.

5.

By close of business in New York (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (Swift MT699) containing instructions to the Custodian to transfer the total amount of Gold involved in that day’s Suspended Redemption Order(s) from the Trust Allocated Account to the Trust Unallocated Account by 9:00 a.m. N.Y. time (usually 2:00 p.m. London time) the following Business Day. This amount will be in addition to any amount being transferred pursuant to an existing instruction to deallocate in respect of redemptions settling in the normal schedule, for which the following day will be REDEMPTION T+1.

6.

By the close of business in New York (usually 5:00 p.m. N.Y. time), each Participant redeeming Baskets on REDEMPTION T+2 with respect to a Suspended Redemption Order sends an authenticated electronic message (Swift MT699) to its LPMCL Gold clearing bank, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+2.

SUSPENDED REDEMPTION ORDER T+2

1.

By 9:00 a.m. N.Y. time (usually 2:00 p.m. London time), the redeeming Participant must deliver free to the Trustee’s Participant account at DTC (#2209) the Basket(s) comprising the Suspended Redemption Order. The Trustee will settle the Suspended Redemption Order to the extent of whole Baskets received. Any balance of the Suspended Redemption Order will be cancelled.

2.	The sequence of instructions and events related to the settlement of the Suspended Redemption Order on REDEMPTION T+2 will be made in the manner provided for a Redemption Order under REDEMPTION T+1.

* * * *

ANNEX A TO ATTACHMENT A

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures. In the event of any conflict between the terms of this Annex A and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex A shall control.

1.         (a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the “Transfer Agent”) a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.         Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3.         (a)          Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)          Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4.         Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5.         Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6.         Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex A.

7.         Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8.         Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.         Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

SPDR® Gold Trust

PARTICIPANT AGREEMENT

ATTACHMENT B

HSBC Bank plc

Resolution Form - Telefax Instructions

To: HSBC Bank plc

ACCOUNT NAME:

We hereby request and authorize, pursuant to the powers delegated to us by a resolution of the Board of Directors of ________________________________ (the “Company”) (a certified copy of which has been supplied to you), HSBC Bank Plc (the “Bank”) to accept and to execute instructions and/or give effect to requests to the Bank to enter into contracts with or on behalf of the Company where such instructions and/or requests are given by facsimile machine (“Telefax”) and purport to come from us acting on behalf of the Company and are honestly believed by the Bank to come from the Company. We agree to mark clearly on any confirmation of any communications by Telefax the words “Confirmation only - Do not duplicate”.

We on behalf of the Company agree, that

(a)

the Bank will be under no duty to challenge or make any enquiries concerning any communication by Telefax which it believes in good faith to be a genuine instruction from an authorized representative of the Company;

(b)

the Company shall assume all risks involved in connection with any communications by Telefax, and in particular (but without prejudice to the generality of the foregoing) risks due to errors in transmission misunderstandings or errors on the part of the Bank regarding the identity of the Company’s authorized representatives or otherwise and that the Bank be discharged from all responsibility in respect thereof;

(c)

the Company shall indemnify the Bank and its directors, officers, employees or agents on demand and shall keep the Bank and its directors, officers, employees or agents on demand indemnified against any loss arising to the Bank in consequence of acting in reliance on any such communication and any actions, proceedings, costs, claims and demands in respect thereof;

(d)

that we will have no claim against the Bank or its directors, officers, employees or agents by reason or account of the Bank or its directors, officers, employees or agents either acting or declining or omitting to act in accordance with any communication by Telefax; and

(e)

the Company shall agree to perform and ratify any contracts entered into by the Bank and/or any action taken by the Bank as a result of such communications made or purporting to be made on behalf of the Company and honestly believed by the Bank to have been made on behalf of the Company.

Such assumption of risk, discharge, indemnity and agreement to perform and ratify shall extend to communications made or purporting to be made by us and/or any other persons now or hereafter nominated from time to time by the Company, such nomination having been duly and properly advised to the Bank and honestly believed by the Bank to have been made on behalf of the Company.

Notwithstanding the foregoing, the Bank may at any time and at its absolute discretion decline to execute any instruction or request given or to accept any offer made by Telefax notwithstanding that at the time of such instruction or request or offer the employee of the Bank receiving such instruction or request may have indicated assent to the same.

This request and authority shall continue in force unless and until expressly revoked by fifteen days’ (or such lesser period as the Bank may accept) written notice delivered to the Bank and signed in a manner complying with the Company’s current mandate.

Signed

for and on behalf of

Signed

for and on behalf of

Date

SPDR® GOLD TRUST

PARTICIPANT AGREEMENT

ATTACHMENT C

SPDR® GOLD TRUST PROCEDURES FOR JPMORGAN CHASE BANK, N.A.

CREATION AND REDEMPTION OF SPDR® GOLD SHARES AND RELATED GOLD TRANSACTIONS

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Baskets of SPDR® Gold Trust shares (the “Shares”) issuable by BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, as trustee (the “Trustee”) of the SPDR® Gold Trust (the “Trust”), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a “Basket”). Because the issuance and redemption of Baskets also involve the transfer of Gold between the Participant and the Trust, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Baskets may be issued only with respect to Gold transferred to and held in the Trust’s allocated Gold accounts maintained in London, England by JPMorgan Chase Bank, N.A., as custodian (the “Custodian”). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Trust Indenture (the “Indenture”), dated as of November 12, 2004, as amended November 26, 2007, May 20, 2008, June 1, 2011, June 18, 2014, March 20, 2015, April 14, 2015, September 5, 2017, February 6, 2020, November 30, 2022 and May 28, 2024 and as may be further amended from time to time, between the Trustee and World Gold Trust Services, LLC (the “Sponsor”) or the Participant Agreement entered into by each Participant with the Sponsor and the Trustee.

For purposes of these Procedures, a “Business Day” is defined as any day other than (i) a day on which the Exchange is closed for regular trading or (ii), if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Indenture and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Trustee in exchange for Gold, which the Trustee receives from Participants or transfers to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the Trustee (the “Transaction Fee”).

Participants and the Trust transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of Gold to and from the Trust are effected pursuant to (i) the Allocated Precious Metal Account Agreement (the “Trust Allocated Agreement”) between the Trustee and the Custodian establishing the Trust’s allocated account (the “Trust Allocated Account”) and the Unallocated Precious Metal Account Agreement (the “Trust Unallocated Agreement”) between the Trustee and the Custodian establishing the Trust’s unallocated account (the “Trust Unallocated Account”; the Trust Allocated Agreement and the Trust Unallocated Agreement are collectively referred to as the “Trust Custody Agreements”) and (ii) a Participant Unallocated Bullion Account Agreement (the “Participant Unallocated Agreement”) between the Participant and JPMorgan Chase Bank, N.A. or another Gold clearing bank of London Precious Metals Clearing Limited (“LPMCL”), establishing the Participant’s unallocated account (the “Participant Unallocated Account”).

Gold is transferred between the Trust and Participants through the Trust Unallocated Account. When Gold is to be transferred to the Trust from a Participant (in exchange for the issuance of Baskets), the Gold is transferred from the Participant Unallocated Account to the Trust Unallocated Account and then transferred from there to the Trust Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Baskets), the Gold is transferred from the Trust Allocated Account to the Trust Unallocated Account and is transferred from there to the Participant Unallocated Account.

Each Participant is responsible for ensuring that the Gold it intends to transfer to the Trust in exchange for Baskets is available for transfer to the Trust in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including the borrowing of Gold, to ensure that the relevant amount(s) of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Trustee, the Trustee will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Baskets.

Important Notes:

●	Any Order is subject to rejection by the Trustee for the reasons set forth in the Indenture or the Participant Agreement.

●	All Orders are subject to the provisions of the Indenture, the Trust Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

CREATION PROCESS

An order to purchase one or more Baskets placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, “CREATION T”) results in the following taking place, in most instances, by 11:00 a.m. N.Y. time (usually 4:00 p.m. London time) on CREATION T+1:

●	Allocation to the Trust Allocated Account of Gold satisfying the LBMA Good Delivery Rules in the amount corresponding to the Baskets to be issued; and

●	Transfer to the Participant’s account at The Depository Trust Company (“DTC”) of the number of Baskets corresponding to the Gold the Participant has transferred to the Trust.

CREATION PROCEDURES

PLACEMENT OF CREATION ORDER T

3.

Participants shall place a Purchase Order with the Trustee no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Purchase Orders received by the Trustee on or after the Order Cutoff Time on a Business Day will not be accepted.

4.	For purposes of Paragraph 1 above, a Purchase Order shall be deemed “received” by the Trustee only when either of the following has occurred no later than the Order Cutoff Time:

a.

Telephone/fax Order — An Authorized Person of the Participant calls the Trustee at (844) 545-1258 to notify the Trustee that the Participant wishes to place a Purchase Order with the Trustee to create an identified number of Baskets and to request that the Trustee provide an order number (an “Order Number”). The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an Order Number for the Participant’s Purchase Order Form. The Participant then completes and sends by fax or email to the Trustee the Purchase Order Form included as Exhibit B to the Participant Agreement. The Purchase Order Form must include the Authorized Person’s signature, the number of Baskets being purchased, and the Order Number previously provided by the Trustee, or

b.

Web-based Order — An Authorized Person of the Participant shall have accessed the Trustee’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

3.

If the Trustee has not received the Purchase Order Form from the Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in Paragraph (2)(a) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not send by fax or email the Purchase Order Form to the Trustee within 15 minutes after the Trustee’s phone call, the Participant’s Order is cancelled. The Trustee will then notify the Participant that the Order has been cancelled by telephone call.

4.

If the Trustee has received the Participant’s Purchase Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. N.Y. time the Trustee returns to the Participant a copy of the Purchase Order Form submitted, marking it “Affirmed.” The Trustee also indicates on the Purchase Order Form the amount of Gold and cash, if any, necessary for the Creation Deposit, and provides details of the method of payment required for the Transaction Fee and the cash portion, if any, of the Creation Deposit.

5.

Based on the Purchase Orders placed with it on CREATION T, the Trustee sends an authenticated electronic message (Swift MT699 or MT604, as determined by the Trustee) to the Custodian indicating the total ounces of Gold for which the Trustee will require an allocation into the Trust Allocated Account on CREATION T+1. In addition, the authenticated electronic message (Swift MT699 or MT604, as determined by the Trustee) will separately identify all expected unallocated Gold receipts from each Participant. If the Trustee rejects a Purchase Order pursuant to the Indenture or the Participant Agreement after the foregoing messages are given to the Custodian, the Trustee will notify the Custodian of such rejection, identifying the Participant whose Purchase Order was rejected and the number of ounces of Gold contained in the rejected Purchase Order.

6.

Each Participant acquiring Baskets on CREATION T+1 sends an authenticated electronic message (Swift MT604) to its LPMCL gold clearing bank to transfer from the Participant’s Participant Unallocated Account Gold in the relevant amount(s) to the Trust Unallocated Account, with such transfer to be completed no later than 10:00 am London time on CREATION T+1.

CREATION T+1

1.	By 10:00 a.m. London time, the Participant’s LPMCL Gold clearing bank transfers the relevant amount(s) of Gold from the Participant’s Participant Unallocated Account to the Trust Unallocated Account.

2.

By 2:00 p.m. London time (usually 9:00 a.m. N.Y. time), the Custodian will notify the Trustee by email of the status of the allocation process, including (i) the amount of Gold transferred to the Trust Unallocated Account from each Participant’s Participant Unallocated Account, separately stated; (ii) the amount of Gold that has been transferred into the Trust Allocated Account from the Trust Unallocated Account, and (iii) the amount of Gold, if any, remaining in the Trust Unallocated Account. In the event there is any need for clarification of the status of the allocation process, the Trustee will telephone the Custodian to obtain such clarification. This notice does not reflect the official transfer record of the Custodian, which is completed as of the conclusion of the Custodian’s Business Day.

3.

At 11:00 a.m. N.Y. time (usually 4:00 p.m. London time), following receipt of the notice from the Custodian of the status of the allocation process described in Paragraph (2) above, the Trustee authorizes the creation and issuance of the Baskets ordered by each Participant on CREATION T for which the Trustee has received confirmation from the Custodian that the relevant amount(s) of Gold have been transferred from the Trust Unallocated Account to the Trust Allocated Account. If the Custodian is unable to complete the allocation of Gold from the Trust Unallocated Account to the Trust Allocated Account by such time, the Trustee will issue Baskets as soon as practical after the Custodian has notified the Trustee by email that it has completed the allocation of Gold to the Trust Allocated Account in the relevant amount(s). The creation and issuance of Baskets will occur through the DTC system known as “Deposit and Withdrawal at Custodian” or “DWAC.”

[Redemption Process Follows on Next Page]

REDEMPTION PROCESS

An order to redeem one or more Baskets placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, “REDEMPTION T”) results in the following taking place by 11:00 a.m. N.Y. time (usually 4:00 p.m. London time) on REDEMPTION T+1:

●	Transfer to the Trustee’s account at DTC and the subsequent cancellation of the relevant number of the Participant’s Baskets; and

●

Transfer to the Participant by credit to the Participant’s Participant Unallocated Account of Gold and cash, if any, in the relevant amount(s) corresponding to the Baskets delivered for redemption (the “Redemption Distribution”).

REDEMPTION PROCEDURES

PLACEMENT OF REDEMPTION ORDER T

3.

Participants shall place a Redemption Order with the Trustee no later than 3:59:59 p.m. (New York time) (the “Order Cutoff Time”) on any Business Day. Redemption Orders received by the Trustee on or after the Order Cutoff Time on a Business Day will not be accepted.

4.	For purposes of Paragraph 1 above, a Redemption Order shall be deemed “received” by the Trustee only when either of the following has occurred no later than the Order Cutoff Time:

a.

Telephone/fax Order — An Authorized Person of the Participant calls the Trustee at (844) 545-1258 to notify the Trustee that the Participant wishes to place a Redemption Order with the Trustee to redeem an identified number of Baskets and to request that the Trustee provide an Order Number. The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an Order Number for the Participant’s Redemption Order Form. The Participant then completes and sends by fax or email to the Trustee the Redemption Order Form included as Exhibit B to the Participant Agreement. The Redemption Order Form must include the Authorized Person’s signature, the number of Baskets being redeemed, and the Order Number previously provided by the Trustee., or

b.

Web-based Order — An Authorized Person of the Participant shall have accessed the Trustee’s online services (https://connect.bnymellon.com), the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A and incorporated herein by reference.

3.

If the Trustee has not received the Redemption Order Form from the Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in Paragraph (2)(a) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not send by fax or email to the Trustee the Redemption Order Form within 15 minutes after the Trustee’s phone call, the Participant’s Order is cancelled. The Trustee will then notify the Participant that the Order has been cancelled by telephone call.

4.

If the Trustee has received the Participant’s Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. N.Y. time the Trustee returns to the Participant a copy of the Redemption Order Form submitted, marking it “Affirmed.” The Trustee also indicates on the Redemption Order Form the amount of Gold and cash, if any, to be delivered in the Redemption Distribution, and provides details of the method of payment to be used for the Transaction Fee and the method of delivery of the cash portion, if any, of the Redemption Distribution.

5.

By the close of business (usually 5:00 p.m. N.Y. time), each Participant redeeming Baskets on REDEMPTION T+1 sends an authenticated electronic message (Swift MT605) to its LPMCL Gold clearing bank, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+1.

6.

By the close of business (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (SWIFT MT699) containing instructions to the Custodian to transfer on REDEMPTION T+1 from the Trust Allocated Account to the Trust Unallocated Account (“deallocate”) the total amount of Gold required to settle the Redemption Orders received by the Trustee on REDEMPTION T. If the Trustee rejects a Redemption Order pursuant to the Indenture or the Participant Agreement after the foregoing message is sent, the Trustee will notify the Custodian of such rejection, identifying the Participant whose Redemption Order was rejected and the number of ounces of Gold contained in the rejected Redemption Order.

REDEMPTION T+1

1.	Between 9:00 a.m. London time and 3:00 p.m. London time, the Custodian deallocates Gold in the amount(s) specified in the Trustee’s instructions sent on REDEMPTION T.

2.	By 9:00 a.m. N.Y. time, the Participant delivers free to the Trustee’s Participant account at DTC (#2209) the Baskets to be redeemed.

3.

If the Trustee does not receive from a redeeming Participant all Shares comprising the Baskets being redeemed by 9:00 a.m. N.Y. time, the Trustee will (i) settle the Redemption Order to the extent of whole Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until 9:00 a.m. N.Y. time on the following Business Day (REDEMPTION T+2) as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). For each day (whether or not a Business Day) the Redemption Order is held open, the Participant will be charged by the Trustee the greater of $300 or $30 times the number of Baskets included in the Suspended Redemption Order.

4.

By 10:00 a.m. New York time (usually 3:00 p.m. London time), the Trustee sends an authenticated electronic message (Swift MT699) to the Custodian directing the Custodian to transfer Gold in the relevant amount from the Trust Unallocated Account to the Participant Unallocated Account. The Custodian will make reasonable commercial efforts to allocate Gold remaining in the Trust Unallocated Account after this transfer to the Trust Allocated Account by the close of business in London, in accordance with the standing instruction in the Trust Custody Agreements.

5.

By close of business in New York (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (Swift MT699) containing instructions to the Custodian to transfer the total amount of Gold involved in that day’s Suspended Redemption Order(s) from the Trust Allocated Account to the Trust Unallocated Account by 9:00 a.m. N.Y. time (usually 2:00 p.m. London time) the following Business Day. This amount will be in addition to any amount being transferred pursuant to an existing instruction to deallocate in respect of redemptions settling in the normal schedule, for which the following day will be REDEMPTION T+1.

6.

By the close of business in New York (usually 5:00 p.m. N.Y. time), each Participant redeeming Baskets on REDEMPTION T+2 with respect to a Suspended Redemption Order sends an authenticated electronic message (Swift MT699) to its LPMCL Gold clearing bank, identifying that Participant’s Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+2.

SUSPENDED REDEMPTION ORDER T+2

1.

By 9:00 a.m. N.Y. time (usually 2:00 p.m. London time), the redeeming Participant must deliver free to the Trustee’s Participant account at DTC (#2209) the Basket(s) comprising the Suspended Redemption Order. The Trustee will settle the Suspended Redemption Order to the extent of whole Baskets received. Any balance of the Suspended Redemption Order will be cancelled.

2.	The sequence of instructions and events related to the settlement of the Suspended Redemption Order on REDEMPTION T+2 will be made in the manner provided for a Redemption Order under REDEMPTION T+1.

* * * *

ANNEX A TO ATTACHMENT C

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures. In the event of any conflict between the terms of this Annex A and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex A shall control.

1.         (a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the “Transfer Agent”) a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.         Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3.         (a)          Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)          Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4.         Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5.         Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6.         Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex A.

7.         Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8.         Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.         Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.